N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Disciplined Value Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,003,098	0.22		3,972,747	10.10
Class B		37,100		0.14		210,742		10.05
Class C		21,191		0.14		145,058		10.03
Class I		3,057,122	0.25		9,666,375	10.07



Evergreen Enhanced S&P 500 Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		4,021,742	0.17		22,393,779	10.85
Class B		63,294		0.09		639,767		10.29
Class C		91,006		0.09		1,091,436	10.50
Class I		11,006,650	0.20		44,396,419	10.92
Class IS	565,727		0.17		3,080,006	10.86


Evergreen Equity Income Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		2,925,392	0.21		13,321,062	15.27
Class B		105,306		0.10		805,764		15.12
Class C		93,336		0.10		819,032		15.08
Class I		6,313,338	0.24		25,188,469	15.27
Class R		143		0.14		1,221		15.32


Evergreen Fundamental Large Cap Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		2,968,403	0.14		20,291,775	20.36
Class B		260,253		0.10		1,789,322	18.72
Class C		249,507		0.09		2,507,370	18.73
Class I		1,723,402	0.18		8,710,115	20.73



Evergreen Fundamental Mid Cap Value Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,775		0.04		54,111 		7.56
Class B		0		0.00		36,984		7.52
Class C		3,405		0.02		69,991		7.50
Class I		2,472		0.05		25,696		7.58

Evergreen Golden Core Opportunities Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0		0.00		2,366,382	6.30
Class B		0		0.00		502,230		6.24
Class C		0		0.00		569,145  	6.24
Class I		0		0.00		1,504,112	6.33


Evergreen Golden Large Cap Core Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		4,731		 0.07		76,601		6.96
Class B		232		 0.00		54,763		6.96
Class C		3,725	 	 0.03		150,346		6.94
Class I		31,646		 0.09		402,872		6.96


Evergreen Golden Mid Cap Core Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0		0.00		74,359		6.85
Class B		0		0.00		51,133		6.79
Class C		0		0.00		107,506  	6.79
Class I		6,418		0.02		363,510		6.86

Evergreen Intrinsic Value Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		496,227		0.04		10,655,493	8.48
Class B		0	        0.00		1,192,178	8.40
Class C		0	        0.00		2,428,626	8.40
Class I		1,920,931	0.05		40,895,805	8.51


Evergreen Small Cap Value Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		4,754		0.00		2,316,986	8.70
Class B		0		0.00		402,583		8.37
Class C		0		0.00		440,950		8.37
Class I		46,206		0.01		2,631,727	9.22


Evergreen Special Values Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		5,681,885	0.19		28,552,262	15.51
Class B		81,677		0.02		2,755,378	14.88
Class C		74,846		0.02		2,594,797	14.93
Class I		8,681,450	0.25		33,640,797	15.63
Class R		43,642		0.15	     	236,270		15.37